Exhibit 99.2

0BQUARTERLY REPORT
26Bfor the period ended 30 September 2011

HIGHLIGHTS

FINANCIAL

-	Samson’s oil production increased by 18% over the prior quarter

-	Samson’s gas production increased by 4%, following the commencement of sales of gas late in the quarter from the company’s North Stockyard field.

-	Cash receipts from debtors for the quarter was US$2.7 million

-	Samson has recorded a closing cash balance for the quarter of US$53.9 million

-
Samson’s presentation currency is the US$ in its Annual Report and Half Year Report and this quarter the presentation currency of the cash flow information presented in Appendix 5B has changed to the US$ in order to remain consistent with other financial information published by Samson.

-	Concurrent with this report, Samson has filed its first Quarterly Report on Form 10-Q to meet its US reporting obligations as mandated by the Securities and Exchange Commission (“SEC”)

OPERATIONAL

-
Samson’s average net production, based on our net revenue interest from the North Stockyard Field for the quarter was 273 BOEPD. This includes production from both the Bakken and Bluell Formations.  Previously the majority of produced natural gas has been flared due to pipeline constraints.  This situation was partially resolved during the quarter with some produced gas being sold.

-
In the Hawk Springs Project (Goshen County, WY), the first horizontal Niobrara appraisal well, the Defender US33 #2-29H, was drilled during August and September to a measured depth of 11,089 feet with the Evergreen Rig #22. Completion operations are expected to occur in November.

-
Drilling operations commenced on the Spirit of America US34 #1-29 vertical well on October 1st with the Evergreen Rig #22.  This well will be drilled to a total depth of approximately 11,000 feet to test two conventional targets in the Permian and Pennsylvanian sections.

-	Clear Creek Rig #5 drilled and cemented surface casing on the Constellation US20 State #1-36H well to a depth of 1,772 feet to hold an expiring lease.

-
On the Fort Peck Indian Reservation, preparations to drill the Australia II 12 KA 6 and Gretel II 12 KA 3 in the Roosevelt Project (Roosevelt County, Montana) are taking place.  All permits have been approved and Samson is currently negotiating a new rig contract to drill these two wells in the fourth quarter of 2011.

SAMSON OIL & GAS LIMITED
September 2011 Quarterly Report

DRILLING PROGRAMME 2011

Roosevelt Project, Roosevelt County, Montana
Mississippian Bakken Formation, Williston Basin
Australia II 12 KA 6 and Gretel II 12 KA 3
Samson 100% Working Interest (subject to a 33.34% back-in)
Two horizontal appraisal wells, Australia II 12 KA 6 and Gretel II 12 KA 3, will be drilled in the Roosevelt Project during the 4th quarter 2011 to test the middle member of the Bakken Formation.  In addition to Australia II 12 KA 6, and Gretel II 12 KA 3, Australia III 12 KA 9 has also been surveyed and staked, and permits on all three locations have been approved.   20-inch surface casing has been also been set on the Australia IV 12 KA 16 well.

Hawk Springs Project, Goshen County, Wyoming
Cretaceous Niobrara Formation, Northern D-J Basin
Defender US33 #2-29H
Samson 37.5% Working Interest
The first Niobrara appraisal well, the Defender US33 #2-29H, commenced drilling operations in mid August and reached a total depth of 11,089 feet in late September.  This well was drilled and funded 100% by Halliburton under their farmin agreement.  A vertical pilot well was initially drilled and logged to a depth of 7,450’ and approximately 100 feet of conventional core was cut from the Niobrara Formation.  Stress fields and fracture orientations were identified from the core and FMI logs, which determined the south-north azimuth of the horizontal lateral. The vertical pilot borehole was then plugged back to a kick-off point above the Niobrara.   From the kick-off point, the borehole angle was built until it was horizontal and the bit was positioned within the Niobrara “B” zone.  7-inch intermediate casing was then set through the curve and the lateral was drilled for a distance of 4,300’ entirely within the Niobrara “B” zone.  The well is currently waiting to be completed.  It will be completed with the plug and perf process in 15-stages which will involve the placement of 3,000,000 pounds of proppant into the Niobrara Formation.

Hawk Springs Project, Goshen County, Wyoming
Wildcat (Exploratory) targets in the Permian & Pennsylvanian, Northern D-J Basin
Spirit of America US34 #1-29
Samson 100% Working Interest
The first Permian and Pennsylvanian appraisal well, the Spirit of America US34 #1-29, is currently being drilled.  The well will be drilled as an 11,000’ vertical test to the Precambrian basement to test multiple conventional targets; in particular, two closed structural traps in the Permian and Pennsylvanian sections.

Hawk Springs Project, Goshen County, Wyoming
Cretaceous Niobrara Formation, Northern D-J Basin
Constellation US20 State #1-36H
Samson 100% Working Interest
The Constellation US20 State #1-36H well is planned as Samson’s second Niobrara well and is located outside the Halliburton/Mountain Energy Joint Venture area. This drilling of this well is dependent on the completion results of the Defender US33 #2-29H well. Preparatory operations of drilling and cementing the surface casing portion of the hole to a depth of 1,772 feet have been accomplished.

State GC Oil and Gas Field, Lea County, New Mexico
Permian Bone Spring Formation, Western Permian Basin
State GC #2
Samson 27% Working Interest
The Permian Bone Spring Formation in State GC#2 well will be fracture-stimulated as soon as a frac crew becomes available to the operator.

SAMSON OIL & GAS LIMITED
September 2011 Quarterly Report

PROJECTS

Roosevelt Project, Roosevelt County, Montana
Mississippian Bakken Formation, Williston Basin
Samson (Initially 100% subject to a 33.34% back-in)
The initial acquisition of 20,000 acres of leasehold has been completed and we retain the option to acquire a further 20,000 acres which has been leased and is in our control (tranche 2).

We have received the permits to drill the two initial wells, Australia II 12 KA 6 and Gretel II 12 KA 3, and pad construction is underway. Both wells are planned to be drilled as 4,500 foot laterals in the middle Bakken Formation and then fracture stimulated using a multi-stage, external casing packer completion technique. The Australia II well is expected to be spud in November 2011 with the Gretel II following directly after.  Although not expected to be drilled immediately, we have also received a permit for Australia III KA 9.

Following the drilling of the two initial appraisal wells, FPEC will have the right to back into a 33.34% position in both tranches by reimbursing Samson’s acreage and drilling costs to the extent of that equity. In such an event, Samson will have a 66.66% working interest and a 53.34% net revenue interest.

FPEC is owned by North American Resource Partners (NARP) and the Assiniboine and Sioux Tribes. NARP is a portfolio company of Quantum Energy Partners, a private equity fund with substantial experience in energy transactions with Indian Nations. While Samson is not part of FPEC or NARP, the importance of having the Fort Peck Tribes as equity partners, albeit indirectly, was an important part of Samson’s decision to invest in the Roosevelt Project.

SAMSON OIL & GAS LIMITED
September 2011 Quarterly Report

North Stockyard Oilfield, Williams County, North Dakota
Mississippian Bakken Formation, Williston Basin
Samson various Working Interests

Samson has six producing wells and one well will be undergoing fracture stimulation in the North Stockyard Field in November. These wells are located in Williams County, North Dakota, in Township 154N Range 99W.

1.
The Harstad #1-15H well (34.5% working interest) averaged 34 BOPD and 8 Mcf/D for the quarter from the Mississippian Bluell Formation. The well has performed as expected with a cumulative gross production of 92 MSTB and 81 MMcf.

2.
The Leonard #1-23H well (10% working interest, 37.5% after non-consent penalty) averaged 46 BOPD and 50 Mcf/D during the quarter. This well was drilled as a horizontal lateral into the highly productive middle member of the Bakken Formation. To date, the Leonard #1-23H well has produced approximately 87 MSTB and 83 MMcf.

3.	The Gene #1-22H well (30.6% working interest) produced at an average daily rate of 115 BOPD and 35 Mcf/D during the quarter. The cumulative production to date is approximately 99 MSTB and 112 MMcf.

4.	The Gary #1-24H (37% working interest) well averaged 132 BOPD and 150 Mcf/D during the quarter. The cumulative production to date is approximately 90 MSTB and 146 MMcf.

5.	The Rodney #1-14H (27% working interest) well produced at an average daily rate of 284 BOPD and 259 Mcf/D. The cumulative production to date is approximately 48 MSTB and 49 MMcf.

6.
Earl #1-13H (32% working interest) well produced at an average daily rate of 417 BOPD and 452 Mcf/D.  These average rates take into account several down days due to well workovers.  Cumulative production to date is approximately 71 MSTB and 93 MMcf.

7.	The Everett #1-15H well was the sixth Bakken well drilled in the North Stockyard Field in May. The well is still currently waiting on completion with an expected November frac date.

Samson’s net average daily (after royalties) production rate for the quarter is set out below:

Well	Net Mcf/D	Net BOPD	Net BOEPD
Leonard #1-23H	4.50	3.34	4.09
Harstad #1-15H	2.25	8.75	9.12
Gene #1-22H	8.77	28.87	30.33
Gary #1-24H	47.46	35.94	43.85
Rodney #1-14H	46.09	57.20	64.88
Earl #1-13H	130.31	99.84	121.55
Total	239.38	233.94	273.82

Sabretooth Gas Field, Brazoria County Texas
Oligocene Vicksburg Formation, Gulf Coast Basin
Samson 12.5% Working Interest

During the quarter this well reached pay out and thus Samson’s net revenue interest has dropped from 12.5% to 9%. Production for the Davis Bintliff #1 well averaged 4.42 MMcf/D and 51.2 BOPD for the quarter, which is essentially a constant rate from inception.  Cumulative production to date is approximately 3.8 Bscf and 45,800 barrels of oil.

SAMSON OIL & GAS LIMITED
September 2011 Quarterly Report

Diamondback Prospect, Jefferson County Texas
Oligocene Marginulina Frio Sandstone, Gulf Coast Basin
The Diamondback #1 well was scheduled to spud in June 2011, but as is normal practice, a title opinion was obtained ahead of commencing drilling operations. This opinion provided some uncertainty as to the ownership of a lease that had been acquired previously by Samson, which with a contiguous (undisputed) lease gave Samson 100% equity in the prospect. Samson has been endeavoring to resolve the ownership and is continuing to cure the title issues.

The well will be located in Jefferson County, Texas approximately 9.5 miles south of the town of Fannett. The well has been permitted to a depth of 8,900 feet to test a bright spot anomaly in the prolific Oligocene Marginulina Frio sand.

State GC Oil and Gas Field Lea County New Mexico
Permian Bone Spring Formation, Western Permian Basin
Samson 27% Working Interest
The State GC oil and gas field is located in Lea County, New Mexico, and includes two producing wells, which produced at an average rate of 63.5 BOPD and 87.7 Mcf/D. This rate is expected to increase after the Permian Bone Spring Formation interval in the State GC#2 well is fracture stimulated. This operation has been delayed because of the unavailability of hydraulic fracturing services.

10B
Hawk Springs Project, Goshen County, Wyoming
Cretaceous Niobrara Formation, Northern D-J Basin
Samson 100% to 37.5% Working Interest
Samson is currently calibrating its interpretation of its 63 square mile North Platte 3-D seismic survey in Goshen County, Wyoming with the drilling of its first two wells, the Defender US33 #2-29H (a Niobrara test) and the Spirit of America US34 #1-29 well (a Precambrian basement test that will see the entire Mesozoic and Paleozoic sections of the D-J Basin). A discovery at the Spirit of America well could potentially open up a big new play in the northern D-J Basin.

Samson has two contiguous areas in the Hawk Springs Project. One of the areas is a joint venture with a private company and is subject to the Halliburton Joint Venture (HJV). Post the completion of the Halliburton farmin, Samson will have a net 5,041 acres and outside of the HJV area Samson has a net 11,536 acres, amounting to total net acreage of 16,577 acres.  Within the HJV area Samson will remain Operator; however, Halliburton will be providing project management services along with regular oil field services to effect the drilling, completion and fracture stimulation of the wells drilled.

Harrod Oilfield, Campbell County, Wyoming
Pennsylvanian Minnelusa Formation, Powder River Basin
Samson 25% working interest
The Harrod 4-2 well has been producing steadily and has averaged 8.4 BOPD for the quarter.

24BPRODUCTION

	GAS Mcf	GAS A$	OIL Bbls	OIL A$	TOTAL A$
June Quarter*	56,982	270,156	20,830	2,066,348	2,336,504
September Quarter**	59,246	325,034	24,601	2,198,998	2,524,032

In some cases revenue is yet to be received and is therefore an estimate
** Average Exchange Rate for June Qtr A$:US$1.0477
** Average Exchange Rate for September Qtr A$1.0492

Average commodity prices:

	GAS US$/Mcf	OIL US$/Bbl
June 2011 Quarter	$4.52	$94.68
September 2011 Quarter	$5.23	$85.19

SAMSON OIL & GAS LIMITED
September 2011 Quarterly Report

25BFINANCIAL

Reporting
Following the migration of greater than 50% of our shareholding to the United States, the Company commenced filing as a U.S. domestic issuer on July 1, 2011. Since Samson remains incorporated in Australia, the Company is still considered to be a domestic company in Australia as well.  As a result, the Company is required to report in the U.S. using U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and in Australia using International Financial Reporting Standards (“IFRS”).  During the quarter, we filed our first Annual Report on Form 10-K and will file our Quarterly Report for the quarter ended 30 September 2011 on Form 10-Q concurrently with this report.

Treasury management
Given that Samson’s business is conducted in the US, the Directors determined that the company’s cash balance should be maintained largely in that currency. In order to diversify the deposit risk, a treasury management policy was adopted such that the cash was distributed as follows:

Bank of the West (Samson’s trading bank)	US$	8,014,525
Bank of New York Mellon	US$	30,011,794
National Australia Bank	US$	10,013,345
National Australia Bank	A$	6,039,695

Foreign Exchange Rates
The closing A$:US$ exchange rate on 30 September 2011 was 0.9781. The average A$:US$ exchange rate for the quarter was 1.0492.

Hedges

Current hedging profile

Following the sale of the interests in the Jonah and Lookout Wash properties the Company’s exposure to natural gas prices decreased significantly.  On 6 July 2011, the Consolidated Entity closed out the remaining gas derivative positions.  The termination of these positions resulted in Macquarie Bank Limited (the counter party to the hedges) paying Samson US$36,500.  The oil hedges remain in place.  As the oil price traded within the range of the hedges, no cash was realised/paid from the oil hedge.

The mark to market value of all of the hedges at the end of the quarter was US$917.

Oil – Ratio Collar priced at West Texas Intermediate

Date	Call/Put	Volume – barrels	Price – $ per barrel
Dec 2009 – Dec 2011	Put	21,431	60.00
Dec 2009 – Dec 2011	Call	21,431	102.90

The Company’s cash position at 30 September 2011 was as follows:

US$ (‘000’s)
Cash at bank and on deposit	:	53,947
53,947

SAMSON OIL & GAS LIMITED
September 2011 Quarterly Report

For and on behalf of the Board of	For further information please contact
SAMSON OIL & GAS LIMITED	Denis Rakich, Company Secretary, on 08 9220 9882

TERRY BARR Managing Director 31 October 2011.
Information contained in this report relating to hydrocarbon reserves was compiled by the Managing Director of Samson Oil & Gas Ltd., T M Barr a Geologist who holds an Associateship in Applied Geology and is a fellow of the Australian Institute of Mining and Metallurgy who has 30 years relevant experience in the oil & gas industry.

SAMSON OIL & GAS LIMITED
September 2011 Quarterly Report

Rule 5.3
 Appendix 5B

Mining exploration entity quarterly report

Introduced 01/07/96  Origin Appendix 8  Amended 01/07/97, 01/07/98, 30/09/01, 01/06/10, 17/12/10

Name of entity
Samson Oil and Gas Limited

ABN	Quarter ended (“current quarter”)
25 009 069 005	30 September 2011

Consolidated statement of cash flows
Cash flows related to operating activities		Current quarter $US’000	Year to date (3.months) $US’000
1.1	Receipts from product sales and related debtors	2,761	2,761

1.2	Payments for (a) exploration & evaluation	(2,256)	(2,256)
	(b) development	(2,025)	(2,025)
	(c) production	(626)	(626)
	(d) administration	(2,122)	(2,122)
1.3	Dividends received	-	-
1.4	Interest and other items of a similar nature received	113	113
1.5	Interest and other costs of finance paid	-	-
1.6	Income taxes paid	(40)	(40)
1.7	Other (provide details if material)	38	38

	Net Operating Cash Flows	(4,157)	(4,157)

	Cash flows related to investing activities
1.8	Payment for purchases of:
	(a) prospects	-	-
	(b) equity investments	-	-
	(c) other fixed assets	(54)	(54)
1.9	Proceeds from sale of:
	(a) prospects	-	-
	(b) equity investments	-	-
	(c) other fixed assets	-	-
1.10	Loans to other entities	-	-
1.11	Loans repaid by other entities	-	-
1.12	Other (provide details if material)	-	-

	Net investing cash flows	(54)	(54)
1.13	Total operating and investing cash flows (carried forward)	(54)	(54)

SAMSON OIL & GAS LIMITED
September 2011 Quarterly Report

1.13	Total operating and investing cash flows (brought forward)	(4,211)	(4,211)

	Cash flows related to financing activities
1.14	Proceeds from issues of shares, options, etc.	290	290
1.15	Proceeds from sale of forfeited shares	-	-
1.16	Proceeds from borrowings	-	-
1.17	Repayment of borrowings	-	-
1.18	Dividends paid	-	-
1.19	Other (provide details if material)	-	-

	Net financing cash flows	290	290

	Net increase (decrease) in cash held	(3,921)	(3,921)

1.20	Cash at beginning of quarter/year to date	58,448	58,448
1.21	Exchange rate adjustments to item 1.20	(580)	(580)
1.22	Cash at end of quarter	53,947	53,947

Payments to directors of the entity and associates of the directors
Payments to related entities of the entity and associates of the related entities

		Current quarter $US'000
1.23	Aggregate amount of payments to the parties included in item 1.2	180

1.24	Aggregate amount of loans to the parties included in item 1.10	-

1.25	Explanation necessary for an understanding of the transactions
Monies paid to Directors for salary and fees

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

2.2	Details of outlays made by other entities to establish or increase their share in projects in which the reporting entity has an interest

SAMSON OIL & GAS LIMITED
September 2011 Quarterly Report

Financing facilities available
Add notes as necessary for an understanding of the position.

		Amount available $US’000	Amount used $US’000
3.1	Loan facilities	-	-

3.2	Credit standby arrangements	-	-

Estimated cash outflows for next quarter

		$US’000

4.1	Exploration and evaluation	10,980

4.2	Development	-

4.3	Production	372

4.4	Administration	1,701

	Total	13,208

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $US’000	Previous quarter $US’000
5.1	Cash on hand and at bank	1,859	489
5.2	Deposits at call	52,088	57,959
5.3	Bank overdraft	-
5.4	Other (provide details)	-
	Total: cash at end of quarter (item 1.22)	53,947	58,448

Changes in interests in mining tenements

		Tenement reference	Nature of interest (note (2))	Interest at beginning of quarter	Interest at end of quarter
6.1	Interests in mining tenements relinquished, reduced or lapsed
6.2	Interests in mining tenements acquired or increased

SAMSON OIL & GAS LIMITED
September 2011 Quarterly Report

Issued and quoted securities at end of current quarter – all reference to option exercise price is in AUSTRALIAN DOLLARS
Description includes rate of interest and any redemption or conversion rights together with prices and dates.

		Total number	Number quoted	Issue price per security (see note 3) (Australian cents)		Amount paid up per security (see note 3) (Australian cents)
7.1	Preference +securities (description)
7.2	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs, redemptions
7.3	+Ordinary securities	1,750,169,370	1,750,169,370
7.4	Changes during quarter (a) Increases through issues (b) Decreases through returns of capital, buy-backs	18,192,441	18,192,441	1.5	c
7.5	+Convertible debt securities (description)
7.6	Changes during quarter (a) Increases through issues (b) Decreases through securities matured, converted	4,000,000		16.4	c	31.12.2014

7.7	Options			Exercise price		Expiry date
	(description and conversion factor)	5,379,077	-	30	c	10.10.2012
		2,000,000	-	25	c	11.05.2013
		246,341,427	246,341,427	1.5	c	31.12.2012
		1,000,000	-	20	c	20.11.2013
		29,000,000	-	8	c	31.10.2014
		31,500,000	-	8	c	31.12.2014

7.8	Issued during quarter
7.9	Exercised during quarter	18,192,441		1.5	c	31.12.2012
7.10	Expired during quarter	-	-	-		-
7.11	Debentures (totals only)
7.12	Unsecured notes (totals only)

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act or other standards acceptable to ASX (see note 5).

2	This statement does give a true and fair view of the matters disclosed.

Sign here:		Date: 31 October 2011
(Director/Company secretary)

Print name:	Denis Rakich

Notes

1
The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position.  An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2
The “Nature of interest” (items 6.1 and 6.2) includes options in respect of interests in mining tenements acquired, exercised or lapsed during the reporting period.  If the entity is involved in a joint venture agreement and there are conditions precedent which will change its percentage interest in a mining tenement, it should disclose the change of percentage interest and conditions precedent in the list required for items 6.1 and 6.2.

3	Issued and quoted securities The issue price and amount paid up is not required in items 7.1 and 7.3 for fully paid securities.

4	The definitions in, and provisions of, AASB 6: Exploration for and Evaluation of Mineral Resources and AASB 107: Statement of Cash Flows apply to this report.

5
Accounting Standards ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities.  If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

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